UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9, 2013

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	000-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed and contemplated, immediately upon the close of the 2013 Annual General Meeting of Shareholders (the “Annual Meeting”) of Amarin Corporation plc (the “Company,” “we,” “us” and “our”) held on Tuesday, July 9, 2013, each of Dr. Joseph Anderson and Dr. Carl Gordon resigned from the Board of Directors of the Company. The decisions of Dr. Anderson and Dr. Gordon to retire from the Board of Directors did not involve any disagreement with the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on Tuesday, July 9, 2013. There were approximately 150,673,131 ordinary shares entitled to vote at the Annual Meeting based on the April 22, 2013 record date, of which approximately 142,663,514 were held in the name of Citibank, N.A., which issues Company-sponsored American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) which, in turn, each represent one ordinary share. Of the ordinary shares entitled to vote, 122,360,157 shares, or approximately 81.2%, were present and voting in person or by proxy at the Annual Meeting.

The following matters, detailed descriptions of which are contained in the Company’s proxy statement dated April 22, 2013, were voted on at the Annual Meeting. All matters were approved by a show of hands in accordance with the Company’s Articles of Association. Set forth below are the total number of shares voted for and against each matter, as well as the total number of abstentions, discretionary votes and broker non-votes with respect to each matter. Abstentions and broker non-votes had no effect on the vote outcome.

(1)	Ordinary resolutions to elect three directors:

Director	Votes For	Votes Against	Discretionary	Abstentions	Broker Non-Votes

Mr. Joseph S. Zakrzewski	57,983,614	1,810,707	25	384,053	62,181,758
Ms. Kristine Peterson	58,167,875	1,594,414	25	416,060	62,181,758
Mr. David Stack	58,247,549	1,511,159	25	419,641	62,181,758

The terms of the following directors continued after the meeting: Mr. Patrick J. O’Sullivan, Dr. James Healy, Dr. Lars Ekman, and Mr. Jan van Heek.

(2)	A non-binding advisory vote to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Discretionary	Abstentions	Broker Non-Votes
57,085,780	2,513,217	25	579,352	62,181,758

(3)	A non-binding advisory vote to approve the directors’ remuneration report for the fiscal year ended December 31, 2012:

Votes For	Votes Against	Discretionary	Abstentions	Broker Non-Votes
57,475,361	2,104,038	25	598,950	62,181,758

(4)	An ordinary resolution to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s U.S. independent registered public accounting firm for 2013 and U.K. statutory auditors under Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company), and to authorize the Audit Committee to fix and determine the auditors’ remuneration:

Votes For	Votes Against	Discretionary	Abstentions	Broker Non-Votes
118,366,556	2,721,521	25	1,272,030	0

(5)	A special resolution adopting and approving the amendment to the Company’s Articles of Association to remove the limitation on borrowing (as proposed in the Company’s proxy statement dated April 22, 2013):

Votes For	Votes Against	Discretionary	Abstentions	Broker Non-Votes
58,517,119	2,309,200	25	577,733	60,956,055

Item 8.01 Other Events.

Closing of Public Offering

On July 12, 2013, the Company closed its previously announced underwritten public offering of 21,700,000 American Depositary Shares (the “Offering”) for net proceeds to the Company of approximately $121.1 million, after deducting underwriting discounts and commission and other estimated offering expenses payable by the Company. The underwriters purchased the ADSs from Amarin at a price of $5.60 per ADS. The Company intends to use the net proceeds from the Offering primarily to continue the commercial launch of Vascepa® (icosapent ethyl) capsules in the MARINE indication, prepare for and commercially launch Vascepa in the ANCHOR indication, if approved, advance the Company’s REDUCE-IT cardiovascular outcomes trial, and for general corporate and working capital purposes.

Availability of Company Information

Investors and others should note that we communicate with our investors and the public using our company website (www.amarincorp.com), our investor relations website (http://www.amarincorp.com /investor-splash.html), including but not limited to investor presentations and investor FAQs, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that we post on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in the Company to review the information that we post on these channels, including our investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include social media channels. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward-Looking Statements

This report contains forward-looking statements that are subject to a number of risks and uncertainties, including statements about the Company’s expectations regarding its anticipated use of proceeds from the Offering and the effects thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. These and other risks and uncertainties are described more fully under the headings “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 and the prospectus supplement related to the Offering. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMARIN CORPORATION PLC

By:	/s/ John Thero
John Thero
President

Date: July 12, 2013